                                                              EXHIBIT (a)(1)(ii)

                               PERKINELMER, INC.
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
             ZERO COUPON CONVERTIBLE DEBENTURES DUE AUGUST 7, 2020
                              OF PERKINELMER, INC.

                            (CUSIP NO. 714046 AA 7)

     THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 27, 2002, UNLESS THE OFFER IS EXTENDED. THE OFFER MAY BE EXTENDED UNTIL THE FINANCING CONDITION IS SATISFIED.

                                                               November 29, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase (the "Offer to Purchase") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by PerkinElmer, Inc., a Massachusetts corporation ("PerkinElmer"), to purchase for cash any and all of its outstanding zero coupon convertible debentures due August 7, 2020 at a repurchase price for each $1,000 principal amount at maturity of debentures equal to their accreted value to, but excluding, December 30, 2002, or, if the expiration date of the Offer is after December 27, 2002, to, and including, such later expiration date. If the expiration date of the Offer is December 27, 2002, the repurchase price for each $1,000 principal amount at maturity of debentures would be $542.88, representing the original issue price of $499.60 plus accrued original issue discount of $43.28. Capitalized terms used in this letter and not defined in this letter have the meanings ascribed to them in the Offer to Purchase.

     The material relating to the Offer is being forwarded to you as the beneficial owner of debentures carried by us for your account or benefit but not registered in your name. A tender of any debentures may only be made by us as the registered holder of the debentures and pursuant to your instructions. Therefore, PerkinElmer urges beneficial owners of debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact and instruct that broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender those debentures pursuant to the Offer.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the debentures held by us for your account. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided with this letter before instructing us to tender your debentures.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender debentures on your behalf in accordance with the provisions of the Offer to Purchase. The Offer and withdrawal rights will expire at 12:00 midnight on Friday, December 27, 2002, the expiration date, unless extended by PerkinElmer in its sole discretion. To receive the purchase price, valid tenders must be received by the Depositary on or before the expiration date.
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     Your attention is directed to the following:

     1.  The Offer is for any and all debentures that are outstanding.

     2. If you desire to tender any debentures pursuant to the Offer and to receive the purchase price, we must receive your instructions in ample time to permit us to effect a tender of debentures on your behalf on or before the expiration date.

     3. The offer to purchase is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. These conditions include that PerkinElmer complete the refinancing transactions described in the Offer to Purchase.

     4. Any transfer taxes incident to the transfer of debentures from the tendering holder to PerkinElmer will be paid by PerkinElmer, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

     If you wish to have us tender any or all of your debentures held by us for your account or benefit pursuant to the Offer to Purchase, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER DEBENTURES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by PerkinElmer with respect to the debentures.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT AT MATURITY OF DEBENTURES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE DATED NOVEMBER 29, 2002, AND THE LETTER OF TRANSMITTAL.

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            CERTIFICATE NO.               PRINCIPAL AMOUNT AT MATURITY TENDERED*
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

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

* If no amount is indicated, the undersigned will be deemed to have instructed you to tender (and to deliver Consents in respect of) the entire principal amount at maturity of debentures held by the undersigned.

PLEASE SIGN HERE

Name(s)
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                                 (PLEASE PRINT)

Address
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Area Code and Telephone No.
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Employer Identification or Social Security No.
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My Account Number With You
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Date
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